As filed with the Securities and Exchange Commission on February 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMARIN PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0397820
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

770 Lindaro Street

San Rafael, CA 94901

(Address of principal executive offices) (Zip code)

BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, as Amended April 5, 2021

(Full title of the plan)

G. Eric Davis

Executive Vice President, General Counsel

BioMarin Pharmaceutical Inc.

770 Lindaro Street

San Rafael, California 94901

(415) 506-6700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Siana E. Lowrey

Cooley LLP

3 Embarcadero Center

20th Floor

San Francisco, CA 94111-4004

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

On May 25, 2021, the Registrant’s stockholders approved an amendment to the BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, as amended (the “2017 Plan”) to increase the number of shares of Common Stock reserved for issuance under the 2017 Plan by 10,500,000 shares. Accordingly, this Registration Statement is being filed with the Commission to register an additional 10,500,000 shares of Common Stock for future issuance under the 2017 Plan. These additional shares of Registrant’s Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June  13, 2017 (File No. 333-218695) and a subsequent Registration Statement on Form S-8 was filed with the Commission October 16, 2019 (File No.  333-234231). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statements.

PART II

ITEM 8.	EXHIBITS

Exhibit Number

4.1	Restated Certificate of Incorporation of BioMarin Pharmaceutical Inc., previously filed with the Commission on June 12, 2017 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

4.2	Amended and Restated Bylaws of BioMarin Pharmaceutical Inc., previously filed with the SEC on December 18, 2020 as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 000-26727), which is incorporated herein by reference.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Cooley (included in Exhibit 5.1 to this Registration Statement on Form S-8).

24.1*	Power of Attorney (included on the signature page of this Registration Statement on Form S-8).

99.1*	BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, as amended April 5, 2021.

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on February 17, 2022.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ Brian R. Mueller
Brian R. Mueller Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean-Jacques Bienaimé and Brian R. Mueller, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Jacques Bienaimé	Chairman and Chief Executive Officer	February 17, 2022
Jean-Jacques Bienaimé	(Principal Executive Officer)

/s/ Brian R. Mueller	Executive Vice President and Chief Financial
Brian R. Mueller	Officer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2022

/s/ Mark J. Alles
Mark J. Alles	Director	February 17, 2022

/s/ Elizabeth McKee Anderson
Elizabeth McKee Anderson	Director	February 17, 2022

/s/ Willard H. Dere
Willard H. Dere	Director	February 17, 2022

/s/ Elaine J. Heron
Elaine J. Heron	Director	February 17, 2022

/s/ Maykin Ho
Maykin Ho	Director	February 17, 2022

/s/ Robert J. Hombach
Robert J. Hombach	Director	February 17, 2022

/s/ V. Bryan Lawlis
V. Bryan Lawlis	Director	February 17, 2022

/s/ Richard A. Meier
Richard A. Meier	Lead Independent Director	February 17, 2022

/s/ David Pyott
David Pyott	Director	February 17, 2022

/s/ Dennis J. Slamon
Dennis J. Slamon	Director	February 17, 2022